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                                                                    EXHIBIT 23.4
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Net2Phone, Inc. ("Net2Phone") for the registration of 5,370,218 shares of its common stock pertaining to its 1999 Amended and Restated Stock Option and Incentive Plan, of our report dated May 16, 2000 with respect to the financial statements of APLIO, S.A. included in Net2Phone's Current Report on Form 8-K/A dated July 23, 2000, filed with the Securities and Exchange Commission.

                                                      Maurice SOUED


Paris, France
November 20, 2000